UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): June 1, 2006

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Velocity Way, 5th Floor

Foster City, California 94404

(650) 513-7000

(Addresses of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On June 1, 2006, CHI 3, LLC (“CHI 3”), a single member limited liability company wholly owned by Equinix Operating Co., Inc (“Op Co”), a wholly owned subsidiary of Equinix, Inc. (“Equinix”), completed the acquisition from Amalgamated Bank of Chicago, F/K/A Amalgamated Trust and Savings Bank, not personally but as Trustee (“Seller”) of a vacant 228,000 square foot stand-alone office/warehouse complex on approximately eight acres located in Elk Grove Village, Illinois (“the Property”). The purchase agreement for the Property had been entered into between Op Co and Seller on February 3, 2006, and then assigned by Op Co to CHI 3 prior to closing. The purchase price was $9.75 million dollars and was determined through negotiations with the Seller. A total deposit of $800,000 was applied towards the purchase price, and the balance was paid in cash at closing. There is no material relationship between Seller and either Equinix, Op Co, or CHI 3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: June 2, 2006	By:	/s/ KEITH D. TAYLOR
Keith D. Taylor Chief Financial Officer